UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2011

PDI, INC. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-24249 (Commission File Number)	22-2919486 (I.R.S. Employer Identification Number)

Morris Corporate Center 1, Building A 300 Interpace Parkway, Parsippany, NJ 07054 (Address of Principal Executive Offices and Zip Code)

(862) 207-7800 (Registrant’s Telephone Number, Including Area Code)

___________________________________________________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, the Board of Directors (the “Board”) of PDI, Inc. (the “Company”), at the recommendation of its Compensation Committee, modified certain executive compensation arrangements to more closely align the Company’s executive compensation with that of the companies in its revised peer group.  These modification included a reduction of our chief executive officer’s short-term cash bonus target as a percentage of her base salary, and a re-adjustment of her long-term incentive equity opportunity to match it to the median long-term incentive equity opportunity (expressed as a percentage of base salary) available to chief executive officers in our revised peer group.  In addition, after taking into consideration the volatility that has characterized the U.S. stock market in recent months, the effects of such volatility on our stock price, and the substantial improvement in the Company’s stock price notwithstanding this volatility, the Board, at the recommendation of its Compensation Committee, modified the performance-based vesting conditions associated with stock appreciation rights (“SARs”) granted to the Company’s chief executive officer, Nancy Lurker, in November 2008 and to the Company’s senior vice president, business development, David Kerr, in June 2009 (the “Original Awards”).

The Original Awards provided that the executives’ SARs would not vest unless and until certain performance conditions had been achieved.  Those performance conditions were: (i) maintaining a Company stock price of $10.00 or greater for 60 consecutive trading days; (ii) maintaining a Company stock price of $15.00 or greater for 60 consecutive trading days; and (iii) maintaining a Company stock price of $20.00 or greater for 60 consecutive trading days. Upon the occurrence of each performance condition, one third of the SARs in each Original Award would vest (subject to satisfaction of applicable time-vesting conditions). As modified, each stock price goal would be met if the average Company stock price during 60 consecutive trading days exceeds the applicable stock price goal.  This modification will be effective on a prospective basis and will have a continuing financial impact on the Company’s results of operations beginning in the first quarter of 2011 and ending upon expiration or exercise of the SARs, which impact the Company is in the process of quantifying.

In connection with the modifications to the Original Awards and to our chief executive officer’s compensation arrangement, the Company entered into (i) amended and restated SARs agreements with each of Ms. Lurker and Mr. Kerr and (ii) an amended term sheet with Ms. Lurker, each of which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2011 (collectively, the “Compensation Agreements”).  The foregoing description of the modifications to the Original Awards and to our chief executive officer’s compensation arrangement is qualified in its entirety by reference to the Compensation Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI INC.
Date: March 18, 2011	By: /s/ Jeffrey Smith Name: Jeffrey Smith Title: Chief Financial Officer